Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Third Quarter 2024 Financial Results

NEW YORK, November 7, 2024 --- Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), formerly Silver Spike Investment Corp., a specialty finance company that has elected to be regulated as a business development company, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights and Subsequent Events

•	Total investment income of $3.2 million

•	Net investment income of $0.0 million, or $0.00 per share

•	Investment portfolio of $55.8 million at fair value

•	Net asset value (“NAV”) per share was $13.28 on September 30, 2024

•	As previously announced, on October 1, 2024, the Company acquired a portfolio of loans (the “Loan Portfolio”) from Chicago Atlantic Loan Portfolio, LLC (“CALP”) in exchange for newly issued shares of the Company’s common stock (the “Loan Portfolio Acquisition”)

•	As a result of the Loan Portfolio Acquisition, the Company had net assets of approximately $302 million and investments in 28 portfolio companies as of October 1, 2024. In connection with the Loan Portfolio Acquisition, the Company was renamed “Chicago Atlantic BDC, Inc.,” and its ticker symbol was changed to “LIEN.” The changes to the Company’s name and ticker symbol became effective in the market at the open of business on October 2, 2024.

Scott Gordon, Executive Chairman and Co-Chief Investment Officer of the Company, commented, “LIEN is the only publicly listed BDC primarily focused on lending to cannabis companies and is a primary source of capital for high quality companies in both the cannabis and other typically underserved sectors. The Loan Portfolio Acquisition has allowed us to increase the size of our net assets by more than three and half times to approximately $302 million and significantly increases our diversification by increasing our number of portfolio companies from 7 to 28. With the added scale and diversification of our portfolio, and access to the originations engine of the Chicago Atlantic platform, we are well positioned to work with borrowers across industries to meet their capital needs.”

Andreas Bodmeier, Chief Executive Officer of the Company, noted, “We are in an exciting time in the cannabis sector with federal and state regulatory environments becoming more favorable, and the credit quality of borrowers improving in our markets. In the non-cannabis sectors we target, we are seeing lower middle-market and middle-market companies increasingly underserved by larger banks and private credit providers. Chicago Atlantic has carved a niche with opportunities that are time-sensitive, highly complex or in dislocated sectors where risk is fundamentally mispriced with attractive risk-adjusted returns. We look forward to the prospect of these opportunities contributing to the growth of LIEN.”

Loan Portfolio Acquisition Closing

On October 1, 2024, the Company completed its previously announced acquisition from CALP of the Loan Portfolio in exchange for 16,605,372 newly issued shares of the Company’s common stock. The Loan Portfolio was determined by the Company to have a fair value of $219.6 million as of September 28, 2024. As a result of the Loan Portfolio Acquisition, CALP and legacy Company stockholders owned approximately 72.8% and 27.2%, respectively, of the outstanding shares of the Company’s common stock as of October 1, 2024. As a result of the Loan Portfolio Acquisition, the Company had net assets of approximately $302 million and investments in 28 portfolio companies as of October 1, 2024. Upon the closing of the Loan Portfolio Acquisition, there were 22,820,367 shares of the Company’s common stock outstanding.

Results of Operations

For the three months ended September 30, 2024, total investment income was $3.2 million. This compares to total expenses of $3.2 million, which includes $2.4 million of expenses related to the Loan Portfolio Acquisition, resulting in net investment income of $0.0 million, or $0.00 per share.

The Company recorded a net unrealized loss of $0.2 million during the quarter ended September 30, 2024, primarily related to the fair valuation of our debt investments. The Company experienced a net decrease in net assets from operations of $0.2 million, or $0.03 per share.

Net Asset Value

As of September 30, 2024, NAV per share decreased to $13.28, compared to $13.56 as of June 30, 2024. The decrease in NAV per share was primarily driven by dividend payments and transaction expenses related to the Loan Portfolio Acquisition. Total net assets as of September 30, 2024 were $82.5 million, compared to $84.3 million as of June 30, 2024.

Portfolio and Investment Activity

•	As of September 30, 2024, the Company’s investment portfolio had an aggregate fair value of approximately $55.8 million, comprising approximately $43.4 million in first lien, senior secured loans, approximately $11.7 million in secured notes, and approximately $0.7 million of equity securities across seven portfolio companies.

•	During the quarter ended September 30, 2024, the Company made one additional investment and funded a portion of one of its loan commitments.

•	As of September 30, 2024, there were no loans on non-accrual status.

Liquidity and Capital Resources

As of September 30, 2024, the Company had $30.1 million in available liquidity, comprising $30.1 million in cash equivalents.

Subsequent Events

Subsequent to the quarter end, in addition to the Loan Portfolio Acquisition, the Company funded three investments with an aggregate value of $14.5 million and received $9.0 million in proceeds from the repayment of one investment.

Conference Call and Quarterly Earnings Presentation

The Company will host a conference call and webcast to discuss the Company's third quarter 2024 financial results at 8:00 a.m. Eastern Time on Friday, November 8, 2024. Participants may register for the call here. A live webcast of the call will also be available on the Company’s website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day on November 8, 2024.

Call Details – Chicago Atlantic BDC, Inc. Third Quarter 2024 Financial Results:

•	When: Friday, November 8, 2024

•	Time: 8:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/525dhocn

•	Replay: lien.chicagoatlantic.com

LIEN posted its Third Quarter 2024 Earnings Presentation on the Events and Presentations page of its website, lien.chicagoatlantic.com. LIEN routinely posts important information for investors on its website. The Company intends to use this website as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in LIEN to monitor the Investor Relations page of its website, in addition to following its press releases, Securities and Exchange Commission (“SEC”) filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of the Company or the Loan Portfolio Acquisition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Loan Portfolio Acquisition; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) the risk that stockholder litigation in connection with the Loan Portfolio Acquisition may result in significant costs of defense and liability; (iv) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (v) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the current conflict between Israel and Hamas), natural disasters or global health pandemics, such as the COVID-19 pandemic; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of the Company’s assets; (viii) elevating levels of inflation, and its impact on the Company, on its portfolio companies and on the industries in which it invests; (ix) the Company’s plans, expectations, objectives and intentions, as a result of the Loan Portfolio Acquisition; (x) the future operating results and net investment income projections of the Company; (xi) the ability of the Chicago Atlantic BDC Advisers, LLC (the “Adviser”) to locate suitable investments for the Company and to monitor and administer its investments; (xii) the ability of the Adviser or its affiliates to attract and retain highly talented professionals; (xiii) the business prospects of the Company and the prospects of its portfolio companies; (xiv) the impact of the investments that the Company expects to make; (xv) the expected financings and investments and additional leverage that the Company may seek to incur in the future; (xvi) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; (xvii) the realization generally of the anticipated benefits of the Loan Portfolio Acquisition and the possibility that the Company will not realize those benefits, in part or at all; (xviii) the performance of the loans included in the Loan Portfolio, and the possibility of defects or deficiencies in such loans notwithstanding the diligence performed by the Company and its advisors; (xix) the ability of the Company to realize cost savings and other management efficiencies in connection with the Loan Portfolio Acquisition as anticipated; (xx) the reaction of the trading markets to the Loan Portfolio Acquisition and the possibility that a more liquid market or more extensive analyst coverage will not develop for the Company as anticipated; (xxi) the reaction of the financial markets to the Loan Portfolio Acquisition and the possibility that the Company will not be able to raise capital as anticipated; (xxii) the strategic, business, economic, financial, political and governmental risks and other risk factors affecting the business of the Company and the companies in which it is invested as described in the Company’s public filings with the SEC and (xxiii) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this communication on information available to it on the date of this communication, and it assumes no obligation to update any such forward-looking statements. Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that the Company may make directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Tripp Sullivan

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Investments at fair value:
Non-control/non-affiliate investments at fair value (amortized cost of $54,952,504 and $53,471,317, respectively)	$55,788,511	$54,120,000
Cash and cash equivalents	30,111,563	32,611,635
Interest receivable	1,635,943	1,755,360
Deferred offering costs	1,125,739	-
Other receivable	401,313	-
Prepaid expenses	103,554	39,276
Other assets	50,000	50,000
Deferred financing costs	41,061	-
Paydown receivable	21,000	-
Total assets	89,278,684	88,576,271

LIABILITIES
Transaction fees payable related to the Loan Portfolio Acquisition	4,795,549	711,264
Offering costs payable	986,806	-
Management fee payable	253,421	257,121
Audit fees payable	213,523	123,998
Capital gains incentive fees payable	125,048	87,583
Legal fees payable	88,435	84,824
Administrator fees payable	51,251	86,463
Due to affiliate	51,142	-
Unearned interest income	42,550	-
Deferred financing costs payable	41,061	-
Directors fees payable	25,992	94,760
Other payables	24,296	13,822
Valuation fees payable	22,468	24,675
Professional fees payable	17,500	17,233
Income-based incentive fees payable	-	1,511,253
Distributions payable	-	2
Excise tax payable	-	10,655
Total liabilities	6,739,042	3,023,653
Commitments and contingencies	-	-
NET ASSETS
Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,214,995 and 6,214,941 shares issued and outstanding, respectively	62,149	62,149
Additional paid-in-capital	85,031,106	85,041,203
Distributable earnings (Accumulated losses)	(2,553,613)	449,266
Total net assets	$82,539,642	$85,552,618
Total liabilities and net assets	$89,278,684	88,576,271
NET ASSET VALUE PER SHARE	$13.28	$13.77

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
INVESTMENT INCOME
Non-control/non-affiliate investment income
Interest income	$2,686,771	$2,885,725	$8,203,601	$8,106,013
Fee income	489,176	31,250	813,926	162,500
Total investment income	3,175,947	2,916,975	9,017,527	8,268,513

EXPENSES
Transaction expenses related to the Loan Portfolio Acquisition	2,429,993	-	5,069,062	-
Management fee	253,421	264,565	745,876	760,473
Income-based incentive fees	-	405,247	328,503	1,051,741
Audit expense	95,675	223,982	299,225	409,365
Administrator fees	98,489	84,617	298,132	250,314
Legal expenses	60,200	148,292	200,073	334,308
Insurance expense	66,939	67,122	199,430	202,597
Other expenses	40,546	22,210	107,213	61,918
Director expenses	25,992	38,223	80,311	105,913
Professional fees	59,780	15,841	74,694	51,808
Valuation fees	22,990	22,890	50,043	116,955
Capital gains incentive fees	(35,904)	(5,000)	37,465	-
Custodian fees	12,000	12,000	35,850	36,000
Excise tax expense	31,314	-	31,314	-
Total expenses	3,161,435	1,299,989	7,557,191	3,381,392

NET INVESTMENT INCOME (LOSS)	14,512	1,616,986	1,460,336	4,887,121

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled/non-affiliate investments	-	-	-	(210,767)
Net realized gain (loss) from investments	-	-	-	(210,767)

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS
Non-controlled/non-affiliate investments	(179,524)	(343,104)	187,324	166,012
Net change in unrealized appreciation (depreciation) from investments	(179,524)	(343,104)	187,324	166,012
Net realized and unrealized gains (losses)	(179,524)	(343,104)	187,324	(44,755)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(165,012)	$1,273,882	$1,647,660	$4,842,366
NET INVESTMENT INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.00 (1)	$0.26	$0.23	$0.79
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE — BASIC AND DILUTED	$(0.03)	$0.20	$0.27	$0.78
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	6,214,965	6,214,673	6,214,952	6,214,672
(1)	Represents less than $0.005 per share